Exhibit 12.1

DLA Piper LLP (US) 2000 University Avenue East Palo Alto, California 94303-2214 www.dlapiper.com T 650.833.2000 F 650.833.2001

February 13, 2017

ADOMANI, Inc.

620 Newport Center Drive, Suite 1100

Newport Beach, California 92660

Re: Offering Statement on Form 1-A

Ladies and Gentlemen:

We are acting as counsel to ADOMANI, Inc. (the “Company”) with respect to the preparation and filing of an offering statement on Form 1-A (the “Offering Statement”). The Offering Statement covers the contemplated (i) sale and issuance of up to 5,650,000 shares of common stock $0.00001 par value per share (the “Common Stock”) by the Company (the “Company Shares”), (ii) sale of up to 600,000 shares of Common Stock by the selling stockholders identified in the Offering Statement (the “Selling Stockholder Shares” and together with the Company Shares, the “Shares”) and (iii) sale and issuance of warrants (the “Warrants”) to purchase that number of shares of Common Stock as contemplated pursuant to the Offering Statement (the “Warrant Shares”).

In connection with the opinion contained herein, we have examined the Offering Statement, the certificate of incorporation and bylaws, the minutes of meetings of the Company’s board of directors, as well as all other documents in our judgement necessary to render an opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the completeness and authenticity of all documents submitted to us as originals, the completeness and conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies, the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and the accuracy and completeness of all public records reviewed by us.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that (i) the Shares being sold pursuant to the Offering Statement are duly authorized and will be, when issued or resold, as applicable, in the manner described in the Offering Statement, legally and validly issued, fully paid and non-assessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants being sold pursuant to the Offering Statement, when issued and sold as contemplated in the Offering Statement will be duly authorized and constitute valid and legally binding obligations of the Company and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants and as contemplated by the Offering Statement, will be duly authorized, validly issued, fully paid and nonassessable.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Offering Statement or any portion thereof. In addition to the qualifications assumptions and limitation set forth above, the foregoing opinion is further qualified as follows:

1.	We do not express any opinion herein concerning any law other than the Delaware General Corporation Law, the substantive law of the State of New York and the substantive federal securities laws of the United States of America. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws or the interpretations thereof, be changed We express no opinion as to the laws of any other state or jurisdiction of the United States or of any foreign jurisdiction. We have made no inquiry into the laws and regulations or as to laws relating to choice of law or conflicts of law principles. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

February 13, 2017

Page Two

2.	The opinion stated herein relating to the validity and binding nature of obligations of the Company is subject to (i) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

We consent to the use of this opinion as an exhibit to the Offering Statement and we further consent to the reference of our name under the caption “Legal Matters” in the offering circular.

Very truly yours,

/s/ DLA Piper LLP (US)